                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
  [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
  [X] Definitive Proxy Statement            Commission Only (as permitted
  [ ] Definitive Additional Materials       by Rule 14a-6(e)(2))
  [ ] Soliciting Material Pursuant to
      Rule 14a-11(c) or Rule 14a-12

                                  Dynegy Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

  (1) Title of each class of securities to which transaction applies:


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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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  [ ] Fee paid previously with preliminary materials:

  [ ] Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                                                  [LOGO] Dynegy

To our shareholders:

   On behalf of the Board of Directors of Dynegy Inc., I am pleased to invite you to attend our 2002 Annual Meeting of Shareholders. As indicated in the attached notice, the meeting will be held at Dynegy's Headquarters, The Wells Fargo Bank Building, 1000 Louisiana, 71st Floor, Houston, Texas 77002 on Friday, May 17, 2002, at 10:00 a.m., local time. At the meeting, in addition to acting on the matters described in the attached proxy statement, there will be an opportunity to discuss other matters of interest to you as a shareholder.

   Please date, sign and mail the enclosed proxy card in the envelope provided, even if you plan to attend the meeting in person. You also may vote your shares through the Internet or by telephone, as described in the enclosed proxy statement. I look forward to seeing you in Houston on May 17th.

                                          Sincerely,

                                          /s/ Chuck Watson
                                          Chuck Watson
                                          Chairman of the Board and Chief
                                           Executive Officer

April 9, 2002

                                                                  [Dynegy Logo]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD FRIDAY, MAY 17, 2002

To our shareholders:

   NOTICE IS HEREBY GIVEN, that the 2002 Annual Meeting of Shareholders of Dynegy Inc., an Illinois corporation, will be held on Friday, May 17, 2002, at 10:00 a.m., local time, at Dynegy's Headquarters, The Wells Fargo Bank Building, 1000 Louisiana, 71st Floor, Houston, Texas 77002, for the following purposes:

  1. To elect eleven Class A common stock directors and three Class B common stock directors to serve until the 2003 Annual Meeting of Shareholders;

  2. To consider and act upon a proposal to approve the Dynegy Inc. 2002 Long Term Incentive Plan;

  3. To consider and act upon a proposal to ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as Dynegy's independent auditors for the fiscal year ending December 31, 2002; and

  4. To consider and act upon any other matters that may properly come before the annual meeting or any adjournment or postponement thereof.

   The close of business on March 26, 2002 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof.

   You are cordially invited to attend the annual meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES VIA TELEPHONE OR THE INTERNET AS DETAILED ON THE ENCLOSED PROXY CARD.

                                          By Order of the Board of Directors,

                                          /s/ Keith R. Fullenweider
                                          Keith R. Fullenweider
                                          Senior Vice President, Deputy
                                           General Counsel
                                          and Secretary

April 9, 2002

                                  DYNEGY INC.
                          1000 Louisiana, Suite 5800
                             Houston, Texas 77002
                                (713) 507-6400

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

   The enclosed proxy is solicited by and on behalf of the Board of Directors of Dynegy for use at the Annual Meeting of Shareholders to be held on Friday, May 17, 2002, at 10:00 a.m., local time, at Dynegy's Headquarters, The Wells Fargo Bank Building, 1000 Louisiana, 71st Floor, Houston, Texas 77002, or at any adjournment or postponement thereof. Dynegy expects to mail this proxy statement, the notice of annual meeting, the proxy card and Dynegy's annual report to shareholders for the year ended December 31, 2001, including financial statements, to shareholders beginning on or about April 16, 2002. The annual report to shareholders does not constitute a part of the proxy soliciting material.

Quorum and Vote Required

   The presence of the votes of a majority of the shares of Dynegy's Class A common stock, no par value per share, and Class B common stock, no par value per share, counted together, represented in person or by proxy at the annual meeting and entitled to vote on a matter, will constitute a quorum for consideration of that matter at the meeting. Abstentions and broker non-votes are counted in determining the number of shares present at the meeting. A "broker non-vote" occurs if a broker or other nominee who holds shares in "street" name for customers who are beneficial owners of those shares does not have discretionary authority with respect to the voting of the shares and has not received instructions with respect to a particular item from the customer. Broker non-votes as to a particular matter do not count toward the determination of the shares represented in person or by proxy on that matter.

   Election of Directors. In accordance with Dynegy's Amended and Restated Articles of Incorporation (our "Articles of Incorporation"), the holders of Class A common stock are entitled to elect eleven directors and the holders of Class B common stock are entitled to elect three directors. The affirmative vote of a majority of the votes of shares of Class A common stock represented in person or by proxy and entitled to vote is required to elect a Class A common stock director. Under Illinois law and our Articles of Incorporation and Bylaws, withholding authority to vote for the director nominees would have the effect of votes against the election of directors.

   Under Illinois law and our Articles of Incorporation, holders of Class A common stock are entitled to cumulate their votes in the election of the Class A common stock directors. All holders of Class A common stock will be entitled to eleven votes (the number of Class A common stock directors to be elected) for each of their shares for candidates nominated to serve as Class A common stock directors. Holders of Class A common stock may cast their votes equally for all candidates or may cast all of their votes for any one candidate whose name has been placed in nomination prior to the voting, or distribute their votes among two or more candidates in such proportion as they desire.

   Chevron U.S.A. Inc., the holder of all outstanding shares of Class B common stock, will be entitled to one vote for each share it holds in the election of the Class B common stock directors. Holders of Class A common stock do not vote in the election of Class B common stock directors.

   Approval of Dynegy Inc. 2002 Long Term Incentive Plan. Under our Articles of Incorporation, the holders of Class A common stock and Class B common stock are entitled to vote together as a single class on the proposal to approve the Dynegy Inc. 2002 Long Term Incentive Plan. The holders of Class A common stock and Class B common stock are entitled to one vote for each share held. A majority of the votes of the shares of Class A common stock and Class B common stock, represented in person or by proxy, and entitled to vote is required to approve the Dynegy Inc. 2002 Long Term Incentive Plan. Under Illinois law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining shares represented in person or by proxy on the matter.

   Ratification of Independent Auditors. Under our Articles of Incorporation, the holders of Class A common stock and Class B common stock are entitled to vote together as a single class on the ratification of auditors. The holders of Class A common stock and Class B common stock are entitled to one vote for each share held. A majority of the votes of the shares of Class A common stock and Class B common stock, represented in person or by proxy, and entitled to vote is required to ratify the selection of auditors. Under Illinois law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining shares represented in person or by proxy on the matter.

Record Date and Outstanding Shares

   The Board of Directors has fixed the close of business on March 26, 2002 as the record date for determining holders of outstanding shares of Class A common stock and Class B common stock entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. As of the record date, there were outstanding 269,235,953 shares of Class A common stock and 96,891,014 shares of Class B common stock, respectively. Class A common stock and Class B common stock are the only classes of outstanding securities of Dynegy entitled to notice of and to vote at the annual meeting.

Solicitation of Proxies

   The cost of soliciting proxies will be borne by Dynegy. Proxies may be solicited by mail, telecopy, telegraph or telex, or by directors, officers or employees of Dynegy, in person or by telephone. Dynegy has retained Mellon Investor Services LLC to assist in the solicitation of proxies for a fee of $12,500. Dynegy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock.

   Questions concerning the proposals to be acted upon at the annual meeting should be directed to Dynegy's Secretary at (713) 507-6400. Additional copies of this proxy statement or the proxy card may be obtained from Dynegy's Investor Relations Department at Dynegy's principal executive office. The mailing address of Dynegy's principal executive office is 1000 Louisiana, Suite 5800, Houston, Texas 77002.

Revocation of Proxies

   The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (i) the execution and submission of a revised proxy (including an Internet or telephone vote), (ii) written notice to the Secretary of Dynegy or (iii) voting in person at the annual meeting. In the absence of such revocation, shares represented by proxies will be voted at the annual meeting.

Voting by Telephone or Internet

   Shareholders of record can simplify their voting and reduce Dynegy's cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If a shareholder's shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend upon the voting processes of the bank or broker. Accordingly, shareholders should follow the voting instructions on the form they receive from their bank or broker. If you choose to cumulate your votes other than equally for directors you MAY NOT use Internet or telephone voting, instead you MUST vote by returning the enclosed proxy card in the envelope provided.

   Shareholders who elect to vote via the Internet may incur telecommunications and Internet access charges and other costs for which they are solely responsible. The Internet and telephone voting facilities for shareholders of record will close at 4:00 p.m., eastern standard time, on the evening before the annual meeting. Instructions for voting via telephone or the Internet are contained in the enclosed proxy card.

Meeting Attendance

   Because of limited seating, only shareholders, their proxy holders and Dynegy's guests may attend the annual meeting. If you plan to attend, you must be a shareholder of record as of March 26, 2002 or you must bring with you a brokerage statement or other evidence of beneficial ownership showing ownership of common stock on March 26, 2002. Directions to the meeting site and the parking garage in which Dynegy has reserved parking for the annual meeting are on the back cover of this booklet. Parking at the designated garage will be validated at the annual meeting.

Voting by Mail

   Shareholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the postage paid envelope provided. The persons named as proxies on the proxy card were designated by the Board of Directors. Any proxy given pursuant to such solicitation and received prior to the annual meeting will be voted as specified in such proxy card. Unless otherwise instructed or unless authority to vote is withheld, proxies will be voted FOR the election of the nominees to the Board of Directors, equally or cumulatively as the proxies may determine, FOR the proposal to approve the Dynegy Inc. 2002 Long Term Incentive Plan, FOR ratification of the appointment of PricewaterhouseCoopers LLP, and in accordance with the judgment of the persons named in the proxy card on such other matters as may properly come before the annual meeting or any adjournment or postponement thereof.

Form 10-K

   Shareholders may obtain, without charge, a copy of Dynegy's 2001 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. For copies, please contact Dynegy's Investor Relations Department at Dynegy's principal executive office address: Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002. The Form 10-K is also available to the public at the Commission's website at www.sec.gov.

DATED: April 9, 2002

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth certain information regarding beneficial ownership of the capital stock of Dynegy as of February 28, 2002, by (i) each person who is known by Dynegy to own beneficially 5% or more of Dynegy's Class A common stock or Class B common stock, (ii) each director or nominee for director of Dynegy, (iii) each executive officer of Dynegy named in the Summary Compensation Table set forth below, and (iv) all directors, nominees for director and executive officers of Dynegy as a group. Share amounts and percentages shown for each individual or group in the table are adjusted to give effect to the exercise of all options exercisable by such individual or group within 60 days of February 28, 2002.

                                          Number of Shares(1)
                                       -------------------------   Percent of
                                         Class A      Class B        Class A
                                       Common Stock Common Stock Common Stock(2)
                                       ------------ ------------ ---------------
ChevronTexaco Corporation(3).........           --   96,891,014       26.5%
 Chevron U.S.A. Inc.
 575 Market Street
 San Francisco, CA 94104

AXA Financial, Inc(4)................   28,234,120           --       10.5%
 1290 Avenue of the Americas
 New York, NY 10104

Putnam Investments, LLC(5)...........   25,019,424           --        9.3%
 One Post Office Square
 Boston, MA 02109

Massachusetts Financial Services
 Company(6)..........................   14,308,497           --        5.3%
 500 Boylston
 Boston, MA 02116

C.L. Watson(7).......................   13,780,228           --        5.1%

Stephen W. Bergstrom(8)..............    3,464,624           --        1.3%

Kenneth E. Randolph(9)...............    1,975,154           --          *

Robert D. Doty, Jr.(10)..............      377,785           --          *

R. Blake Young(11)...................      108,971           --          *

Charles E. Bayless(12)...............       12,055           --          *

Michael D. Capellas(12)..............        6,879           --          *

Daniel L. Dienstbier(12).............       26,040           --          *

Patricia M. Eckert(12)...............        7,510           --          *

Jerry L. Johnson(12).................        8,210           --          *

H. John Riley(12)....................        6,337           --          *

Sheli Z. Rosenberg(12)...............       24,289           --          *

Joe J. Stewart(12)...................       15,804           --          *

J. Otis Winters(12)..................       24,666           --          *

Darald W. Callahan(13)...............           --           --          *

Glenn F. Tilton(13)..................           --           --          *

John S. Watson(13)...................           --           --          *

Executive Officers, Directors and
 Nominees for Director as a Group (23
 persons)(7)(8)(9)(10)(11)(12)(13)...   21,083,632           --        7.8%

--------
  * Less than 1%.

 (1) Unless otherwise noted, each of the persons has sole voting and investment power with respect to the shares reported.
 (2) Based upon 268,861,436 shares of Class A common stock and 96,891,014 shares of Class B common stock outstanding at February 28, 2002.
 (3) The shares are held of record by Chevron U.S.A. Inc. ("Chevron U.S.A."). ChevronTexaco Corporation ("ChevronTexaco") beneficially owns 100% of the capital stock of Chevron U.S.A. Consequently, ChevronTexaco may be deemed to beneficially own all of the shares of Class B common stock owned of record by Chevron U.S.A. Does not include 18,000 shares of Class B common stock issuable upon the exercise of options attributable to Messrs. Callahan, Tilton and Watson, which options were granted in favor of Chevron U.S.A. Also does not include 150,000 shares of Dynegy's Series B Mandatorily Convertible Redeemable Preferred Stock held by ChevronTexaco, which shares are convertible into shares of Class B common stock at a conversion price of $31.64. Each share of Class B common stock may in certain circumstances be converted into Class A common stock. For purposes of Chevron U.S.A., percentage of Class A common stock beneficially owned assumes conversion of Class B common stock into Class A common stock.
 (4) According to its Form 13G/A for the year ended December 31, 2001. Advisor subsidiaries of AXA Financial, Inc. have sole voting power for 8,020,918 shares and sole power to dispose or direct the disposition of 28,234,120 shares.
 (5) According to its Form 13G/A for the year ended December 31, 2001. Advisor subsidiaries and related entities of Putman Investments, LLC have shared voting power for 1,821,588 shares and shared power to dispose or direct the disposition of 25,019,424 shares.
 (6) According to its Form 13G for the year ended December 31, 2001.
 (7) Includes 8,524,816 shares held of record by one or more partnerships, of which Mr. Watson and his wife are the sole shareholders of the corporate general partner and of which Mr. Watson (individually), his wife and certain trusts (the "Trusts"), of which Mr. Watson or his wife are the sole trustees, and a corporation, of which Mr. Watson and the Trusts are the sole shareholders, are the sole limited partners (the "Family Limited Partnership"). Mr. Watson may be deemed to beneficially own all of the shares of Class A common stock held by the Family Limited Partnership and by the Trusts. Also includes 2,089,414 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Watson and 2,399,431 shares of Class A common stock issuable upon the exercise of employee stock options held by the Family Limited Partnership. Also includes approximately 7,074 shares of Class A common stock held by the Trustee of the Dynegy Inc. Profit Sharing/401(k) Savings Plan (the "401(k) Plan") for the account of Mr. Watson. Mr. Watson holds voting and investment power with respect to such shares.
 (8) Includes 601,174 shares of Class A common stock that are owned by trusts established by Mr. Bergstrom. Mr. Bergstrom's father is the sole trustee of these trusts. Mr. Bergstrom disclaims beneficial ownership of all of the shares of Class A common stock held by the trusts. Also includes 1,167,412 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Bergstrom. Also includes approximately 6,890 shares of Class A common stock held by the Trustee of Dynegy's 401(k) Plan for the account of Mr. Bergstrom. Mr. Bergstrom holds voting and investment power with respect to such shares.
 (9) Includes 321,028 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Randolph. Also includes approximately 6,522 shares of Class A common stock held by the Trustee of Dynegy's 401(k) Plan for the account of Mr. Randolph. Mr. Randolph holds voting and investment power with respect to such shares.
(10) Includes 333,314 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Doty. Also includes approximately 6,344 shares of Class A common stock held by the Trustee of Dynegy's 401(k) Plan for the account of Mr. Doty. Mr. Doty holds voting and investment power with respect to such shares.
(11) Includes 64,152 shares of Class A common stock issuable upon the exercise of employee stock options held by Mr. Young. Also includes approximately 2,503 shares of Class A common stock held by the Trustee of Dynegy's 401(k) Plan for the account of Mr. Young. Mr. Young holds voting and investment power with respect to such shares.
(12) Includes 6,000 shares of Class A common stock issuable upon the exercise of director stock options held by each of Messrs. Bayless, Capellas, Dienstbier, Johnson, Riley, Stewart and Winters, and by Mses. Eckert and Rosenberg. Does not include certain stock units held by Messrs. Bayless, Johnson, Riley and Stewart, or held by Mses. Eckert and Rosenberg, through the Dynegy Deferred Compensation Plan for Certain Directors. Participants in the Deferred Compensation Plan receive cash equal to the number of stock units in their account times the last sales price of the Class A common stock on the last business day of the month preceding the termination of their service as a director of Dynegy.
(13) Messrs. Callahan, Tilton and Watson disclaim beneficial ownership of all shares of record held by Chevron U.S.A.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

   Eleven Class A common stock directors are to be elected at the annual meeting by the shareholders of Class A common stock. The affirmative vote of a majority of the votes of shares of Class A common stock represented in person or by proxy and entitled to vote is required to elect a director. Under Illinois law and our Articles of Incorporation and Bylaws, abstentions would have the effect of votes against the election of directors. Under Illinois law and our Articles of Incorporation, holders of Class A common stock are entitled to cumulate their votes in the election of the Class A common stock directors.

   All holders of Class A common stock will be entitled to eleven votes (the number of Class A common stock directors to be elected) for each of their shares for candidates nominated to serve as Class A common stock directors. Holders of Class A common stock may cast their votes equally for all candidates or may cast all of their votes for any one candidate whose name has been placed in nomination prior to the voting, or distribute their votes among two or more candidates in such proportion as they desire. If you are a holder of Class A common stock and you choose to cumulate your votes other than equally for Class A common stock directors, you MAY NOT use Internet or telephone voting, instead you MUST vote by returning the enclosed proxy card in the envelope provided.

   Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below equally or cumulatively as the proxies may determine. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the annual meeting, the persons appointed in the enclosed proxy card will vote for the election of such other person(s) as may be nominated by the Board of Directors.

   Under our Articles of Incorporation, Chevron U.S.A., the sole holder of Dynegy's Class B common stock, is entitled to nominate and vote as a single class for three nominees to the Board of Directors.

   All nominees for Class A common stock director and for Class B common stock director are currently directors of Dynegy. The following table sets forth information regarding the names, ages and principal occupations of the current directors, other directorships held by them in certain companies and the length of their service as a director of Dynegy.

                                                                     Age as
                                                                       of    Director
       Directors           Principal Occupation and Directorships    3/30/02  Since
       ---------         ------------------------------------------- ------- --------
Class A Common Stock
 Directors
Charles L. Watson....... Chairman of the Board and Chief Executive      52     1995
                         Officer of Dynegy; Director of Baker Hughes
                         Incorporated

Stephen W. Bergstrom.... President and Chief Operating Officer of       44     1995
                         Dynegy

Charles E. Bayless...... Retired Chairman and Chief Executive           59     2000
                         Officer of Illinova Corporation and
                         Illinois Power Company

Michael D. Capellas..... Chairman and Chief Executive Officer of        47     2001
                         Compaq Computer Corporation

Daniel L. Dienstbier.... Private Investments, President of Northern     61     1995
                         Natural Gas Company

Patricia M. Eckert...... Former President California Public             54     2000
                         Utilities Commission, Regulatory Consultant

Jerry L. Johnson........ Retired Executive Vice President of            54     2000
                         Safeguard Scientifics, Inc.; Director of
                         PAC-West Telecomm, Inc. and E-Money
                         Advisors

H. John Riley, Jr....... Chairman, President and Chief Executive        61     2001
                         Officer of Cooper Industries, Inc.;
                         Director of The Allstate Corporation and
                         Baker Hughes Incorporated

Sheli Z. Rosenberg...... Vice Chairman of Equity Group Investments,     60     2000
                         LLC; Director of Capital Trust, CVS
                         Corporation, Equity Office Properties
                         Trust, Equity Residential Properties Trust,
                         Manufactured Home Communities, Inc.,
                         Cendant Corporation, Ventas Inc. and iDine
                         Rewards Network, Inc.

Joe J. Stewart.......... Retired President of BWX Technologies, Inc.    64     2000
                         and Past President and Chief Operating
                         Officer of The Babcock and Wilcox Company;
                         Retired Executive Vice President of
                         McDermott International, Inc.

J. Otis Winters......... Chairman, PWS Group, Inc.; Director of AMX     69     1993
                         Corporation

Class B Common Stock
 Directors
Darald W. Callahan...... Executive Vice President of Power,             59     1996
                         Chemicals and Technology of ChevronTexaco
                         Corporation

Glenn F. Tilton......... Vice Chairman of the Board of Directors of     53     2001
                         ChevronTexaco Corporation; Director of
                         Lincoln National Corp.

John S. Watson.......... Vice President and Chief Financial Officer     45     2001
                         of ChevronTexaco Corporation

   In addition to the principal occupations and directorships of the directors described above, the named nominees were engaged or are engaged (as applicable) in the past five years in the principal occupations set forth below.

   Charles L. Watson has served as Chairman of the Board and Chief Executive Officer of Dynegy since 1995. He joined Dynegy's predecessor, Natural Gas Clearinghouse, as President in 1985 and became Chairman and Chief Executive Officer in 1989. Prior to his employment with Dynegy, he served as Director of Gas Sales for the Western United States for Conoco Inc. Mr. Watson also serves on the Board of Directors of Baker Hughes Incorporated.

   Stephen W. Bergstrom has served as President and Chief Operating Officer of Dynegy since August 1999 and as a Director of Dynegy since 1995. He is responsible for the day-to-day execution of Dynegy's strategy across its operating business units. He was formerly President and Chief Operating Officer of Dynegy Marketing and Trade and Executive Vice President of Dynegy. Mr. Bergstrom joined Dynegy's predecessor, Natural Gas Clearinghouse, in 1986 as Vice President of Gas Supply.

   Charles E. Bayless served as Chairman of Illinova and Illinois Power from August 1998 until his retirement in December 1999. Mr. Bayless served as Chief Executive Officer of Illinova and President of Illinois Power from July 1998 until September 1999. He was Chairman, President and Chief Executive Officer of Tucson Electric Power from 1992 to 1998. Mr. Bayless served as a Director of Illinova from 1998 until the closing of the merger with Dynegy in February 2000.

   Michael D. Capellas has served as Chairman and Chief Executive Officer of Compaq Computer Corp. since September 2000. He was named President and Chief Executive Officer of Compaq in July 1999 and was named Chief Operating Officer in June 1999. Mr. Capellas joined Compaq in August 1998 as Senior Vice President, Information Management, and Chief Information Officer. Prior to joining Compaq, Mr. Capellas was Senior Vice President and General Manger of the global energy business of Oracle Corporation from 1997 through 1998, and Director of Supply Chain Management for SAP America from 1996 through 1997. From 1981 through 1996, Mr. Capellas held several management positions at Schlumberger Limited, including serving as head of worldwide information services.

   Daniel L. Dienstbier has served as President of Northern Natural Gas Company, an indirect Dynegy subsidiary, since February 2002. He has over thirty years of experience in the oil and gas industry. He served as President and Chief Operating Officer of American Oil & Gas Corp. from October 1993 through July 1994, President and Chief Operating Officer of Arkla, Inc. from July 1992 through October 1993, and President of Jule, Inc., a private company involved in energy consulting and joint venture investments in the pipeline, gathering and exploration and production industries, from February 1991 through June 1992. Prior thereto, Mr. Dienstbier served as President and Chief Executive Officer of Dyco Petroleum Corp., and Executive Vice President of Diversified Energy from February 1989 through February 1991. In addition, he served as President of the Gas Pipeline Group of Enron Corp. from July 1985 through July 1988. Mr. Dienstbier is a former director of American Oil & Gas Corp., Arkla, Inc., Enron Corp. and Midwest Resources, and a former member of the Audit Committee of Northern Border Partners, L.P.

   Patricia M. Eckert serves as a consultant to Fortune 100 companies, specializing in telecommunications and utilities issues. Ms. Eckert has provided regulatory advisory and business development services to her clients for over the past five years as an independent consultant. Ms. Eckert is a former President of the California Public Utilities Commission and served as a Commissioner from 1989 through 1994. From 1968 to 1982, she served in management positions at The Dow Chemical Company and Procter & Gamble, prior to establishing the law firm of Eckert and Colman. She also serves on the advisory board of Enertech Capital Partners.

   Jerry L. Johnson served as Executive Vice President of Safeguard Scientifics, Inc. from March 1999 until his retirement in January 2002. Prior to his retirement, he was the head of Safeguard's e-communications division. Mr. Johnson joined Safeguard in 1995 as Senior Vice President, Operations. Prior to joining Safeguard, Mr. Johnson was a telecommunications executive, having spent nearly 20 years with the Bell System and US West. He currently consults with several IT services and telecommunications companies. He also serves on the Board of Directors of PAC-West Telecomm, Inc. and E-Money Advisors.

   H. John Riley, Jr. serves as Chairman, President and Chief Executive Officer of Cooper Industries, Inc. He was named President and Chief Operating Officer in 1992, Chief Executive Officer in 1995 and Chairman in 1996. Mr. Riley also serves as a Director of The Allstate Corporation and Baker Hughes Incorporated.

   Sheli Z. Rosenberg has served as Vice Chairman since 2000, Chief Executive Officer since 1999 and President and Chief Executive Officer since 1994 of Equity Group Investments, LLC, Chicago, Illinois, a privately held business conglomerate holding controlling interests in numerous publicly traded corporations involved in basic manufacturing, retail, insurance and real estate. From 1980 to 1994, she served as General Counsel of Equity Group Investments. Ms. Rosenberg served as a Director of Illinova from 1997 until the closing of the merger with Dynegy in February 2000. She also is a Director of Capital Trust, CVS Corporation, Equity Office Properties Trust, Equity Residential Properties Trust, Manufactured Home Communities, Inc., Cendant Corporation, Ventas Inc. and iDine Rewards Network, Inc.

   Joe J. Stewart served as President of BWX Technologies, Inc., Lynchburg, Virginia, and Executive Vice President of McDermott International, Inc., New Orleans, Louisiana, a diversified energy and environmental equipment and services company, from 1995 until his retirement in 1998. He was President and Chief Operating Officer of The Babcock & Wilcox Company and Executive Vice President of McDermott International, Inc. from 1993 to 1995 and Executive Vice President of the Power Generation Group of The Babcock and Wilcox Company from 1987 to 1993. Mr. Stewart served as a Director of Illinova from 1998 until the closing of the merger with Dynegy in February 2000.

   J. Otis Winters is a co-founder and Chairman of The PWS Group, Inc. (formerly known as Pate, Winters & Stone, Inc.), a consulting firm, and has served in such position since 1990. Mr. Winters was formerly Executive Vice President and Director of The Williams Companies, and Executive Vice President and Director of the First National Bank of Tulsa. Mr. Winters also serves as a Director of AMX Corporation, a designer of electronic equipment.

   Darald W. Callahan was appointed Executive Vice President of Power, Chemicals and Technology in connection with the recent merger between Chevron Corporation and Texaco Inc., which was completed in October 2001. Previously, he served as Executive Vice President of Chevron Corporation, a position he assumed in August 2000. He was appointed President of Chevron Chemical Co. LLC, a subsidiary of Chevron, in February 1999. He served as Senior Vice President of Chevron Chemical from October 1991 through January 1999. Mr. Callahan has been employed by ChevronTexaco and its affiliates since 1964.

   Glenn F. Tilton was appointed Vice Chairman of the Board of Directors of ChevronTexaco in connection with the recent merger between Chevron Corporation and Texaco Inc., which was completed in October 2001. Previously, he served as Chairman of the Board and Chief Executive Officer of Texaco Inc, a position he assumed in February 2001. Mr. Tilton joined Texaco Inc. in 1970 after serving in various domestic marketing, corporate planning and European downstream assignments of increasing responsibility. In 1989, while serving as President of U.S. Refining and Marketing, he was appointed Vice President of Texaco Inc. He was appointed Chairman of Texaco Ltd. in 1991 and was appointed President of Texaco Europe in 1992. He became President of Texaco USA in January 1995 and was appointed a Senior Vice President of Texaco Inc. in April 1995. In January 1997, he was appointed President of Texaco's Global Business Unit. He serves on the President's Advisory Board at the University of South Carolina, on the Board of Directors of the American Petroleum Institute and Lincoln National Corp., and on the Board and the Executive Committee of the British American Chamber of Commerce.

   John S. Watson was appointed Vice President and Chief Financial Officer of ChevronTexaco in connection with the recent merger between Chevron Corporation and Texaco Inc., which was completed in October 2001. Previously, he served as Vice President, Finance and Chief Financial Officer for Chevron Corp., a position he assumed in August 2000. Mr. Watson joined Chevron in 1980 as a financial analyst. He was appointed manager of investor relations in 1990. In 1993, Mr. Watson became manager of credit card enterprises for Chevron U.S.A. Products Co. Mr. Watson was appointed President of Chevron Canada Ltd. in January 1996 and in February 1998 was appointed Vice President of Chevron, responsible for strategic planning.

   The Board of Directors recommends that shareholders vote "FOR" the election of the nominees to the Board of Directors.

Directors' Meetings and Committees of the Board of Directors

   During 2001, the Dynegy Board of Directors held 25 meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). The Board of Directors of Dynegy has the following committees:

   Audit and Compliance Committee. The Audit and Compliance Committee (formerly the Audit Committee), which is currently comprised of Messrs. Winters (chairman), Johnson, Riley and Stewart, met six times during 2001. Each of the members of the Audit Committee is independent as independence is defined by Section 303.01(B) of the New York Stock Exchange rules. The Audit and Compliance Committee is responsible for meeting with the independent auditors, internal auditors and senior executives of Dynegy to review and inquire into matters affecting the financial reporting of Dynegy and recommending to the Board of Directors the auditors to be recommended for appointment at the annual meeting of shareholders. Please read "--Audit and Compliance Committee Report."

   Corporate Governance Committee. The Corporate Governance Committee, which is currently comprised of Messrs. Winters (chairman), Callahan, Dienstbier and Johnson and Ms. Rosenberg, met two times during 2001. The Corporate Governance Committee was established in September 2001 and is responsible for the oversight of the composition, conduct and compensation of the Board of Directors, with a strong emphasis on achieving and maintaining best practices.

   Executive Committee. The Executive Committee is currently comprised of Messrs. C.L. Watson (chairman), Callahan, Dienstbier, Johnson and Winters and Ms. Rosenberg. The Executive Committee has been delegated the authority to approve any actions that the Board of Directors could approve, except to the extent restricted by law, our Articles of Incorporation or Bylaws. This committee also is responsible for maintaining an effective working relationship between the Board of Directors and management.

   Finance Committee. The Finance Committee, which is currently comprised of Messrs. Johnson (chairman), Dienstbier, Riley, Stewart and J. Watson, met six times during 2001. The Finance Committee is responsible for meeting with Dynegy management to review Dynegy's financing plans and objectives, its annual federal securities filings and all of its prospectuses and other offering memoranda.

   Human Resources Committee. The Human Resources Committee (formerly the Compensation Committee), which is currently comprised of Mses. Rosenberg (chairwoman) and Eckert and Messrs. Bayless, Capellas and Tilton, met six times during 2001. The Human Resources Committee reviews recommendations for the appointment of persons to senior executive positions, reviews and approves corporate compensation and benefits strategy, reviews and approves terms of employment and compensation for senior executives, and is responsible for the proper and orderly administration of Dynegy's retirement and savings plans (other than matters relating to the funding and investment of the plans' trust funds).

   Options Committee. The Options Committee, which is currently comprised of Mses. Eckert (chairwoman) and Rosenberg and Messrs. Bayless and Capellas, met seven times during 2001. The Options Committee is responsible for recommending awards under Dynegy's stock option and long-term incentive plans.

   Risk and Environmental Committee. The Risk and Environmental Committee, which is currently comprised of Messrs. Stewart (chairman), Bayless, Bergstrom, Riley and Tilton and Ms. Eckert, met three times during 2001. The Risk and Environmental Committee is responsible for overseeing Dynegy's environmental and occupational health and safety practices.

Compensation of Directors

   During 2001, each non-employee director of Dynegy was paid an annual retainer of $30,000, plus $1,500 per board meeting and $1,000 per committee meeting attended. Committee chairpersons were paid an additional $5,000 chairperson fee. Chairpersons' fees were increased in January 2002 to $10,000 for the Audit and Compliance Committee, Corporate Governance Committee and Human Resources Committee. The annual retainer is payable 50% in Dynegy Class A common stock and the remaining 50%, as well as 100% of meeting and committee chairperson fees, are payable in either Class A common stock or cash at the election of the directors. The Board of Directors has adopted a guideline pursuant to which all Class A common stock directors are required to own Dynegy Class A common stock with a minimum value of two times their annual retainer within two years of their appointment to the Board of Directors. In addition, each director is entitled to reimbursement for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Dynegy Board of Directors or committees thereof. Directors who are employees of Dynegy or employees of ChevronTexaco are not compensated for their services.

   All non-employee directors of Dynegy are entitled to receive options to purchase 6,000 shares of Class A common stock with an exercise price equal to the market value of such stock on the day of their election at the annual meeting or appointment to the Board of Directors. The annual award of 6,000 options (18,000 options in the aggregate) attributable to the services of the three ChevronTexaco designees on the Board of Directors is granted in favor of Chevron U.S.A., which receives options to purchase shares of Class B common stock. Dynegy intends to make annual option grants a part of its non-employee director compensation package.

   Daniel L. Dienstbier Consulting Agreement. Dynegy entered into a consulting agreement with Daniel L. Dienstbier effective as of February 1, 2002, the date Dynegy completed its acquisition of Northern Natural Gas Company ("Northern Natural"). Mr. Dienstbier previously held various executive positions at Northern Natural, including President, before being named President of Enron's Gas Pipeline Group in 1985. Mr. Dienstbier agreed to serve as interim President of Northern Natural through July 31, 2002. In connection with the execution of this agreement, which provides for Dynegy to compensate Mr. Dienstbier $30,000 per month, Mr. Dienstbier resigned from Dynegy's Audit and Compliance Committee. The consulting agreement contains non-compete provisions relating to Mr. Dienstbier's provision of consulting services.

Certain Transactions and Other Matters

   For a description of certain transactions with management and others, certain business relationships, indebtedness of management and compliance with
Section 16(a) of the Securities Exchange Act of 1934, see "--Executive Compensation--Employment Agreements and Change-in-Control Arrangements," "Certain Relationships and Related Transactions" and "Section 16(a) Beneficial Ownership Reporting Compliance."

                            EXECUTIVE COMPENSATION

   The following table sets forth certain information regarding the compensation earned by Dynegy's Chief Executive Officer and the four other most highly compensated executive officers of Dynegy at the end of 2001 (the "Named Executive Officers") in combined salary and bonus earned in 2001, as well as amounts earned by or awarded to such individuals for services rendered in all capacities to Dynegy and its subsidiaries during 2000 and 1999.

                          SUMMARY COMPENSATION TABLE

                                                                       Long Term
                                                                     Compensation
                                    Annual Compensation                 Awards
                        -------------------------------------------- -------------
                                                                        Shares
                        Fiscal               Cash     Other Annual    Underlying      All Other
   Name and Position     Year    Salary    Bonus(1)  Compensation(2) Stock Options Compensation(3)
   -----------------    ------ ---------- ---------- --------------- ------------- ---------------
Charles L. Watson......  2001  $1,528,756 $5,000,000   $1,484,493      1,009,347       $27,200
 Chairman of the Board
  and Chief              2000  $1,527,500 $4,632,814           --        681,924       $26,000
 Executive Officer       1999  $1,029,501 $4,300,000           --      1,151,617       $24,000
Stephen W. Bergstrom...  2001  $  886,493 $5,000,000   $  222,784        475,283       $27,200
 President and Chief
  Operating              2000  $  865,580 $2,628,962           --        450,000       $25,500
 Officer                 1999  $  652,080 $1,770,000           --        713,253       $24,000
Kenneth E. Randolph....  2001  $  372,000 $  550,000   $   50,632        162,371       $27,200
 Executive Vice
  President and          2000  $  356,417 $  525,000           --         61,463       $27,427
 General Counsel         1999  $  271,630 $  520,000           --        148,024       $31,000
Robert D. Doty, Jr.....  2001  $  316,856 $1,300,000   $    5,063        147,949       $27,200
 Executive Vice
  President and Chief    2000  $  253,125 $  493,000           --         60,000       $28,573
 Financial Officer       1999  $  199,349 $  163,950           --         81,376       $26,000
R. Blake Young.........  2001  $  306,667 $  450,000   $   25,316        144,814       $27,200
 Executive Vice
  President and          2000  $  270,000 $  490,000           --         60,000       $28,646
 President, Global
  Technology             1999  $  216,666 $  220,000           --        126,936       $26,000

--------
(1) During 2001, each of the Named Executive Officers was party to an employment agreement with Dynegy Inc. Bonus awards for 2001, 2000 and 1999, which were paid in 2002, 2001 and 2000, respectively, were determined under the terms of Dynegy's Incentive Compensation Plan, subject to the minimum guaranteed bonus provisions of such employment agreements. See "--Employment Agreements." The bonus shown for 2000 for Mr. Watson includes a payment of $500,000 in February 2001 relating to the Dynegy/Illinova Merger, as described below. The bonus shown for 1999 for Mr. Watson includes Mr. Watson's 1999 bonus award of $2,300,000 and $2,000,000 of an additional $2,500,000 discretionary bonus awarded in recognition of Mr. Watson's efforts in connection with the Dynegy/Illinova Merger. The $2,000,000 was paid in February 2000 as an additional bonus award for 1999 and the remaining $500,000 was paid in February 2001. The 1999 bonus shown for Messrs. Randolph, Doty and Young include signing bonuses of $100,000, $25,000 and $55,000, respectively, relating to the execution of new employment agreements effective upon consummation of the Dynegy/Illinova Merger.
(2) Includes "Perquisites and Other Personal Benefits" if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. For 2001, amounts reflect the dollar value of the difference between the price paid by the Named Executive Officers for shares of Class A common stock purchased from Dynegy in a private placement transaction in December 2001 and the net proceeds per share to Dynegy from a concurrent public offering (after a $1.00 per share underwriting discount). In addition, for Mr. Watson the amount for 2001 includes $600,000 in reimbursements for financial planning, estate planning, tax preparation and various other administrative services. No Named Executive Officer received perquisites that exceeded the threshold amount in 2000 or 1999.
(3) During 2001, 2000 and 1999, respectively, Messrs. Watson, Bergstrom, Randolph, Doty and Young received Dynegy contributions to their respective savings plan accounts of $27,200 each; $26,000, $25,500, $27,428, $28,573 and $28,646, respectively; and $24,000, $24,000, $26,000, $26,000 and
    $26,000, respectively. In 1999, life insurance premiums of $5,000 were paid on behalf of Mr. Randolph.

Stock Option Grants

   The following table sets forth certain information with respect to stock option grants made to the Named Executive Officers during 2001 and related to 2001 performance under the Dynegy Inc. 2000 Long Term Incentive Plan. No stock appreciation rights were granted during 2001.

                                                                    Potential Realizable
                                                                   Value at Assumed Annual
                                                                     Rate of Stock Price
                                                                   Appreciation for Option
                                   Individual Grants(1)                    Term(2)
                         ----------------------------------------- -----------------------
                         Number of   % Total
                         Securities Granted to
                         Underlying Employees  Exercise
                          Options   in Fiscal   Price   Expiration
          Name            Granted      2001    $/Share     Date        5%          10%
          ----           ---------- ---------- -------- ---------- ----------- -----------
Charles L. Watson.......  162,327      1.5%     $34.65   09/28/11  $ 3,537,300 $ 8,964,213
                          847,020      8.0%     $23.85   12/20/11  $12,704,569 $32,195,872


Stephen W. Bergstrom....  108,218      1.0%     $34.65   09/28/11  $ 2,358,200 $ 5,976,142
                          367,065      3.5%     $23.85   12/20/11  $ 5,505,658 $13,952,419

Kenneth E. Randolph.....   40,582        *      $34.65   09/28/11  $   884,330 $ 2,241,067
                          121,789      1.2%     $23.85   12/20/11  $ 1,826,730 $ 4,629,292

Robert D. Doty, Jr......   40,582        *      $34.65   09/28/11  $   884,330 $ 2,241,067
                          107,367      1.0%     $23.85   12/20/11  $ 1,610,412 $ 4,081,101

R. Blake Young..........   54,109        *      $34.65   09/28/11  $ 1,179,100 $ 2,988,071
                           90,705        *      $23.85   12/20/11  $ 1,360,497 $ 3,447,766

--------
 * Less than 1%
(1) Each of the Named Executive Officers is entitled to receive certain annual market value stock option grants during the term of their respective employment agreements. See "--Employment Agreements."
(2) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of common stock.

Option Exercises and Year-End Value Table

   The following table sets forth information regarding options held by the Named Executive Officers at December 31, 2001. None of the Named Executive Officers exercised stock options in 2001.

                                 Number of Shares        Value of Unexercised
                              Underlying Unexercised      In-the-Money Stock
                             Stock Options at 12/31/01  Options at 12/31/01(1)
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
Charles L. Watson(2)........  2,089,414    2,180,092   $27,448,178  $11,923,852
Stephen W. Bergstrom........  1,167,412    1,374,125   $16,451,981  $11,589,298
Kenneth E. Randolph.........    321,028      322,027   $ 4,253,010  $ 2,204,922
Robert D. Doty, Jr..........    333,314      229,592   $ 5,611,948  $   819,594
R. Blake Young..............     44,152      287,598   $   392,070  $ 1,644,849

--------
(1) Value based on the closing price of $25.50 on the New York Stock Exchange--Composite Tape for Dynegy Class A common stock on December 31, 2001.
(2) Number of shares underlying unexercised options does not include 2,399,431 options held by the Family Limited Partnership.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Dynegy's executive officers and directors, and persons who own more than 10% of a registered class of Dynegy's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Dynegy with copies of all Section 16(a) forms they file. Based solely upon review of the copies of such forms furnished to Dynegy or upon written representations that no Form 5s were required, except as described below, Dynegy believes that all persons subject to these reporting requirements filed the required reports on a timely basis. Hugh A. Tarpley was late in filing one Form 4 relating to an open market purchase. Michael R. Mott was late in filing a Form 3 and a Form 5. Lawrence McLernon was late in filing a Form 3, a Form 4 relating to an open market purchase and a Form 5. Deborah A. Fiorito was late in filing a Form 3, a Form 4 relating to two open market purchases and a Form 5. None of the late filed reports relate to sales of Dynegy securities.

Employment Agreements and Change-in-Control Arrangements

   C.L. Watson Employment Agreement. Mr. Watson's 2001 compensation was determined under the terms of an employment agreement between Dynegy Inc. and Mr. Watson that expires on February 1, 2003. Mr. Watson serves as Chairman and Chief Executive Officer of Dynegy. Mr. Watson's employment agreement entitles him to a base salary of $1,500,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Watson's current base salary is $1,560,000. The employment agreement also provides that Mr. Watson is entitled to receive stock option grants each year during the term of the agreement. During 2001, Mr. Watson was granted options to purchase 162,327 shares and 847,020 shares of common stock with an exercise price of $34.65 per share and $23.85 per share, respectively, for his 2001 performance. The employment agreement also contains non-compete provisions in the event of Mr. Watson's termination of employment.

   Mr. Watson's employment agreement also includes provisions governing the payment of severance benefits if his employment is terminated due to resignation following a "constructive termination," as defined in the agreement, or for any other reason other than his voluntary resignation, death, disability or discharge for cause. For purposes of the agreement, the term "constructive termination" is defined to include certain changes in control of Dynegy. Any severance benefits shall be made as follows: (i) a lump sum amount equal to the product of (a) 2.99 and (b) the greater of (1) the average annual base salary and incentive compensation paid to Mr. Watson for the highest three calendar years preceding the year of termination, and (2) Mr. Watson's base salary and target bonus amount for the year of termination;
(ii) a lump sum amount equal to the present value, as defined by the Board of Directors, of the senior management benefits and other perquisites owed to Mr. Watson through the remaining term of his employment; (iii) vesting of any previously granted unvested Dynegy stock options to be exercised until the later of the term of this agreement and the one-year anniversary of the termination date; and (iv) continued health and welfare benefits for 36 months from the termination date.

   Stephen W. Bergstrom Employment Agreement. Mr. Bergstrom's 2001 compensation was determined under the terms of an employment agreement between Dynegy Inc. and Mr. Bergstrom that expires on February 1, 2003. Mr. Bergstrom serves as President and Chief Operating Officer of Dynegy. Mr. Bergstrom's employment agreement entitles him to a base salary of $850,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Bergstrom's current base salary is $885,000. The employment agreement also provides that Mr. Bergstrom is entitled to receive stock option grants each year during the term of the agreement. During 2001, Mr. Bergstrom was granted options to purchase 108,218 shares and 367,065 shares of common stock with an exercise price of $34.65 per share and $23.85 per share, respectively, for his 2001 performance. The employment agreement also contains non-compete provisions in the event of Mr. Bergstrom's termination of employment.

   Mr. Bergstrom's employment agreement also includes provisions governing the payment of severance benefits substantially similar to those described above for Mr. Watson if Mr. Bergstrom's employment is terminated due to resignation following a "constructive termination," as defined in the agreement, or for any other reason other than his voluntary resignation, death, disability or discharge for cause.

   Kenneth E. Randolph Employment Agreement. Mr. Randolph's 2001 compensation was determined under the terms of an employment agreement between Dynegy Inc. and Mr. Randolph that expires on February 1, 2003. Mr. Randolph serves as Executive Vice President and General Counsel of Dynegy. Mr. Randolph's employment agreement entitles him to a base salary of $350,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Randolph's current base salary is $425,000. Mr. Randolph was paid a signing bonus of $100,000 in connection with the execution of his employment agreement. The employment agreement also provides that Mr. Randolph is entitled to receive stock option grants each year during the term of the agreement. During 2001, Mr. Randolph was granted options to purchase 40,582 shares and 121,789 shares of common stock with an exercise price of $34.65 per share and $23.85 per share, respectively, for his 2001 performance. The employment agreement contains non-compete provisions in the event of Mr. Randolph's termination of employment.

   Mr. Randolph's employment agreement also includes provisions governing the payment of severance benefits substantially similar to those described above for Mr. Watson if Mr. Randolph's employment is terminated due to resignation following a "constructive termination," as defined in the agreement, or for any other reason other than his voluntary resignation, death, disability or discharge for cause.

   Robert D. Doty, Jr. Employment Agreement. Mr. Doty's 2001 compensation was determined under the terms of an employment agreement between Dynegy Inc. and Mr. Doty that expires on February 1, 2003. Mr. Doty serves as Executive Vice President and Chief Financial Officer of Dynegy. Mr. Doty's employment agreement entitles him to a base salary of $225,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Doty's current base salary is $450,000. Mr. Doty was paid a signing bonus of $25,000 in connection with the execution of his employment agreement. The employment agreement also provides that Mr. Doty is entitled to receive stock option grants each year during the term of the agreement. During 2001, Mr. Doty was granted options to purchase 40,582 shares and 107,367 shares of common stock with an exercise price of $34.65 per share and $23.85 per share, respectively, for his 2001 performance. The employment agreement contains non-compete provisions in the event of Mr. Doty's termination of employment.

   Mr. Doty's employment agreement also includes provisions governing the payment of severance benefits substantially similar to those described above for Mr. Watson if Mr. Doty's employment is terminated due to resignation following a "constructive termination," as defined in the agreement, or for any other reason other than his voluntary resignation, death, disability or discharge for cause.

   R. Blake Young Employment Agreement. Mr. Young's 2001 compensation was determined under the terms of an employment agreement between Dynegy Inc. and Mr. Young that expires on February 1, 2003. Mr. Young serves as Executive Vice President of Dynegy and President, Global Technology. Mr. Young's employment agreement entitles him to a base salary of $270,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. Mr. Young's current base salary is $325,000. Mr. Young was paid a signing bonus of $55,000 in connection with the execution of his employment agreement. The employment agreement also provides that Mr. Young is entitled to receive stock option grants each year during the term of the agreement. During 2001, Mr. Young was granted options to purchase 54,109 shares and 90,705 shares of common stock with an exercise price of $34.65 per share and $23.85 per share, respectively. The employment agreement contains non-compete provisions in the event of Mr. Young's termination of employment.

   Mr. Young's employment agreement also includes provisions governing the payment of severance benefits substantially similar to those described above for Mr. Watson if Mr. Young's employment is terminated due to resignation following a "constructive termination," as defined in the agreement, or for any other reason other than his voluntary resignation, death, disability or discharge for cause.

Certain Relationships and Related Transactions

ChevronTexaco Corporation

   Business Combination. In August 1996, Dynegy completed a business combination with a subsidiary of Chevron Corporation pursuant to which substantially all of Chevron's midstream energy assets were merged into Dynegy's operations. In connection with this business combination, Dynegy and Chevron, or affiliates thereof, entered into certain supply, sales and service agreements pursuant to which, among other things, Dynegy has (i) the obligation to purchase and the right to market substantially all natural gas and natural gas liquids produced or controlled by Chevron in the United States (except Alaska) and to supply natural gas and natural gas liquids feedstock to Chevron refineries and Chevron Chemical plants in the United States, (ii) the right to participate in existing and future opportunities to provide electricity to United States facilities of Chevron and Chevron Chemical, as well as to purchase or market excess electricity generated by such facilities, and (iii) the right to process substantially all of Chevron's processable natural gas in those geographic areas where it is economically feasible for Dynegy to provide such service. During 2001, Dynegy purchased approximately $3.6 billion of natural gas, natural gas liquids and crude oil produced or controlled by Chevron, and sold approximately $1.3 billion of natural gas, natural gas liquids and crude oil to Chevron refineries and Chevron Chemical plants. Dynegy believes these transactions were executed at prevailing market rates.

   Venice Energy. In 1996, Dynegy and Chevron formed Venice Gas Processing Company, a Texas limited partnership. Venice Gas was formed for the purpose of owning and operating the Venice Complex, located in Plaquemines Parish, Louisiana. In 1997, Venice Gas reorganized as a limited liability company and changed its name to Venice Energy Services Company, L.L.C. In September 1997, Venice Energy members agreed to expand ownership in Venice Energy to include an affiliate of Shell Midstream Enterprises, a subsidiary of Shell Oil Company effective September 1, 1997, in exchange for Shell's commitment of certain offshore reserves to Venice. In 1998, ownership in Venice Energy was again expanded to include Koch Energy Services Company, in exchange for their contribution of the cryogenic processing unit. At December 31, 2001, Dynegy's approximate 22% interest in Venice Energy was valued at $48.3 million. Dynegy operates the facility and has commercial responsibility for product distribution and sales.

   Merger--Chevron Corporation and Texaco Inc. In October 2001, Chevron Corporation completed a business combination with Texaco Inc., forming ChevronTexaco Corporation. Dynegy recently expanded its commercial relationship with ChevronTexaco to include its purchase of substantially all of the undedicated United States natural gas and natural gas liquids production of the former Texaco through August 31, 2006. Dynegy also will purchase the undedicated liquids production associated with its processing of the former Texaco's natural gas. In the Gulf of Mexico, Dynegy has the right to process substantially all of the current uncommitted natural gas production from the former Texaco properties as well as most future production of ChevronTexaco that commences prior to August 31, 2006. Dynegy also purchased Texaco's wholesale propane marketing business. Concurrent with the expanded commercial relationship, Dynegy and ChevronTexaco agreed to replace their existing credit support arrangements with a perfected security interest on behalf of ChevronTexaco in a portion of Dynegy's trade receivables.

   Preferred Stock Investment. On November 13, 2001, in connection with the merger agreement between Dynegy, Enron Corp. and affiliated entities, ChevronTexaco purchased 150,000 shares of Dynegy's Series B preferred stock for $1.5 billion. Dynegy used the proceeds from this issuance to purchase preferred stock in Northern Natural Gas Company. Each share of Series B preferred stock is convertible, at the option of ChevronTexaco, prior to its redemption, into shares of Dynegy's Class B common stock at a conversion price of $31.64. At the time it was established, the conversion price represented a five percent discount relative to the prevailing market price for Dynegy's Class A common stock. Unless ChevronTexaco exercises its conversion right, Dynegy is required to redeem the Series B preferred stock in November 2003.

   Shareholder Agreement. In connection with the merger between Dynegy and Illinova, a subsidiary of ChevronTexaco, Chevron U.S.A., entered into a shareholder agreement with Dynegy governing certain aspects of their relationship. Upon consummation of the Illinova transaction, Chevron U.S.A. received shares of Class B common stock, which entitle it to designate three members of Dynegy's Board of Directors. The Class B common stock director nominees, Messrs. Callahan, Tilton and Watson, are each executive officers of ChevronTexaco and Mr. Tilton also serves on Chevron's board of directors. Chevron U.S.A. is Dynegy's largest shareholder and currently owns approximately 26.5 percent of Dynegy's outstanding voting securities. For more information regarding this shareholder agreement, please read Dynegy's Annual Report on Form 10-K for the year ended December 31, 2001.

   Conflicts of Interest. ChevronTexaco, one of the world's largest integrated energy companies, is involved in every aspect of the energy industry, from oil and gas exploration and production to transportation, refining and retail marketing, as well as chemicals manufacturing and sales and power production. Accordingly, ChevronTexaco's present operations and its pursuit of future opportunities may overlap with Dynegy's operations and strategy. There are no contractual limits on ChevronTexaco's ability to compete with Dynegy. Accordingly, conflicts of interest may arise between ChevronTexaco, and its affiliates, and Dynegy as they each pursue business opportunities. These conflicts may be resolved in favor of ChevronTexaco.

Transactions with Directors and Executive Officers

   Dynegy Inc. Short-Term Executive Stock Purchase Loan Program. In July 2001, Dynegy established the Dynegy Inc. Short-Term Executive Stock Purchase Loan Program. Under this program, Dynegy may loan eligible employees funds to acquire Class A common stock through market purchases. The related notes have a two-year maturity, bear interest at the greater of five percent or the applicable federal rate as of the loan date and are full recourse to the participants. The following table indicates the amounts outstanding under program loans made to executive officers as of December 31, 2001 and related information.

                                                   Amount
                                                 Outstanding
                                                 (including
                                                   accrued
                                               interest) as of
                                                December 31,   Maturity Interest
                      Name                         2001(1)     Date(s)    Rate
                      ----                     --------------- -------- --------
   Deborah A. Fiorito.........................   $  201,840    09/29/03     5%
                                                 $  239,250    10/10/03     5%
   Lawrence A. McLernon.......................   $1,595,457    10/11/03     5%
   Hugh A. Tarpley............................   $  252,641    10/03/03     5%
   R. Blake Young.............................   $  598,125    10/10/03     5%

--------
(1) The amount indicated combined, where applicable, with the amounts indicated in the following table represents the largest aggregate amount of indebtedness outstanding to Dynegy during the year ended December 31, 2001 for each individual listed.

   December 2001 Equity Purchases. In December 2001, certain executive officers purchased Class A common stock from Dynegy in a private placement pursuant to Section 4(2) of the Securities Act of 1933. The following executive officers received loans from Dynegy to purchase the common stock at a price of $19.75 per share. This purchase price equaled the net proceeds per share to Dynegy from a concurrent public offering (after a $1.00 per share underwriting discount).

                           Approximate Amount
                              Outstanding
                           (including accrued
                            interest) as of                             Interest
           Name           December 31, 2001(1) Initial Maturity Date(2)   Rate
           ----           -------------------- ------------------------ --------
   Charles L. Watson....      $15,014,678         February 17, 2002       3.25%
   Stephen W.
    Bergstrom...........      $ 4,404,293         February 17, 2002       3.25%
   Kenneth E. Randolph..      $ 1,000,961         February 17, 2002       3.25%
   Robert D. Doty.......      $   100,092         February 17, 2002       3.25%
   R. Blake Young.......      $   500,480         February 17, 2002       3.25%
   Milton L. Scott......      $ 1,000,961         February 17, 2002       3.25%
   Deborah A. Fiorito...      $   500,480         February 17, 2002       3.25%
   Lawrence A.
    McLernon............      $ 1,000,961         February 17, 2002       3.25%
   Hugh A. Tarpley......      $   500,480         February 17, 2002       3.25%

--------
(1) The amount indicated combined, where applicable, with the amounts indicated in the preceding table represents the largest aggregate amount of indebtedness outstanding to Dynegy during the year ended December 31, 2001 for each individual listed.
(2) The maturity date was initially extended through March 19, 2002. Messrs. Watson, Bergstrom, Randolph and Doty paid their loans in full on or before such date. The maturity date for loans that remain outstanding was subsequently extended through June 18, 2002.

   Brokerage Commissions. Caldwell Nyberg Interests, Inc. ("CNI") was retained by Dynegy's predecessor in or around 1994 to assist in exploring the lease or purchase of an office building. Charles L. Watson, Dynegy's Chairman of the Board and Chief Executive Officer, acquired a 50% passive investment interest in CNI in or around June 1994. In 1996, CNI assisted Cushman & Wakefield, Inc. ("Cushman & Wakefield") as a cooperating broker in securing Dynegy's current office headquarters lease. Since 1998, CNI's successor, Caldwell Watson Real Estate Group ("CWREG"), has received commissions as a participating broker from Cushman & Wakefield. In 2001, CWREG was paid a commission as a participating broker in the amount of $114,051.

Audit and Compliance Committee Report

   Dynegy's Board of Directors has established an Audit and Compliance Committee of independent directors, which operates under a written charter adopted by the Board of Directors. Dynegy's management is responsible for establishing a system of internal controls and for preparing Dynegy's consolidated financial statements in accordance with generally accepted accounting principles. Dynegy's independent accountants are responsible for auditing Dynegy's consolidated financial statements in accordance with generally accepted auditing standards and issuing their report based on such audit. Under the Audit and Compliance Committee's charter, the primary function of the Audit and Compliance Committee is to assist the Board of Directors in fulfilling its oversight responsibilities as to these processes. The Audit and Compliance Committee's functions also include the selection and evaluation of the independent auditors, the review, in conjunction with the independent auditors, of the plans and scope of the audit engagement and a review with the independent auditors of their objectivity and independence.

   In connection with the preparation of the audited financial statements included in Dynegy's Annual Report on Form 10-K for the year ended December 31, 2001:

  . The Audit and Compliance Committee reviewed and discussed the audited financial statements with management.

  . The Audit and Compliance Committee discussed with the independent auditors Dynegy's critical accounting policies and the matters required to be discussed by Statement on Auditing Standards No. 61 and Statement on Auditing Standards No. 90. In general, these auditing standards require the auditors to communicate to the Audit and Compliance Committee certain matters that are incidental to the audit, such as any initiation of or changes to significant accounting policies, management judgments, accounting estimates and audit adjustments, disagreements with management and the auditors' judgment about the quality of Dynegy's accounting principles.

  . The Audit and Compliance Committee received from the independent auditors written disclosures regarding their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence. In general, Independence Standards Board Standard No. 1 requires the auditors to disclose to the Audit and Compliance Committee any relationship between the auditors and its related entities and Dynegy that in the auditor's professional judgment may reasonably be thought to bear on independence.

   Based on the review and discussions noted above, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2001 be included in Dynegy's Annual Report on Form 10-K filed with the SEC.

   This report is submitted by the members of the Audit and Compliance Committee of the Board of Directors:

   J. Otis Winters (chairman)
   Jerry L. Johnson
   H. John Riley
   Joe J. Stewart

   Each of the members of the Audit and Compliance Committee is independent as independence is defined by Section 303.01(B) of the New York Stock Exchange rules.

Independent Auditors

   The Audit and Compliance Committee has recommended to the Board of Directors, and the Board of Directors has approved, the selection of PricewaterhouseCoopers LLP as independent auditors to examine Dynegy's accounts for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting to be available to respond to appropriate questions.

   Set forth below is a summary of the total fees paid to Arthur Andersen LLP, Dynegy's former independent accountants, for fiscal 2001. These fees consisted of:

   Audit Fees....................................................... $3,247,577
   Financial Information Systems Design and Implementation Fees..... $      -0-
   All Other Fees (Including Tax Consultation Fees)................. $4,711,148
     Total.......................................................... $7,958,725

   In determining the independence of Arthur Andersen LLP for purposes of its 2001 audit, the Audit and Compliance Committee considered whether the provision of non-audit services was compatible with maintaining Arthur Andersen LLP's independence.

Human Resources Committee and Options Committee Report on Executive
Compensation

   The Human Resources Committee/Options Committee. The Human Resources Committee of the Board of Directors is responsible for developing Dynegy's executive compensation philosophy. It is the duty of the Human Resources Committee to administer the philosophy and its relationship with the compensation paid to the Chief Executive Officer and each of Dynegy's other executive officers. The 2001 Human Resources Committee (formerly known as the Compensation Committee) was chaired by Ms. Rosenberg, an independent director, and was comprised of a total of five members.

   During 2001, the Options Committee approved awards under the Dynegy 2000 Long Term Incentive Plan and the Dynegy 2001 Non-Executive Stock Incentive Plan. The Options Committee is chaired by Ms. Eckert.

   The executive compensation philosophy at Dynegy is to reward executives' performance in a way that creates long-term shareholder value. Dynegy's executive compensation program was designed to help Dynegy attract, motivate and retain the executive resources that it needs in order to maximize its return to shareholders. Dynegy's goal is to provide its executives with a total compensation package that--at expected levels of performance--meets or exceeds those provided to executives who hold comparable positions or have similar qualifications in other similarly situated organizations. Salary increases, annual incentive awards and long-term incentive grants are reviewed annually to ensure consistency with Dynegy's total compensation philosophy. Dynegy also seeks to encourage executive participation in stock ownership, thereby aligning the employees' interests with those of shareholders and providing an incentive to increase shareholder value. To achieve this goal, Dynegy makes extensive use of stock option awards to executives, managers and key employees.

   The Human Resources Committee primarily compares Dynegy's executive compensation program to other national energy merchants of comparable size. The Human Resources Committee also consults from time to time with outside consultants experienced in executive compensation, and Dynegy has access to and utilizes an extensive nationwide database that tracks pay trends for a broad industry index in which Dynegy competes for executives and senior management.

   During 2001, Dynegy's executive compensation program consisted of three main components: (1) base salary; (2) potential for an annual incentive award based on overall company performance as well as individual performance; and
(3) the opportunity to earn stock-based incentives, which are intended to encourage superior performance and to align executive officer and shareholder interests. The second and third elements constitute the "at risk" portion of the compensation program.

   Base Salary. All decisions regarding base salary are made based upon individual performance as measured against pre-established individual objectives and competitive practices as measured by periodic compensation surveys. Base salaries are targeted at competitive levels when compared to an industry group that includes peer group companies, including those reflected in the performance graph, and general industry companies similar in size to Dynegy.

   Annual Incentive Awards. During 2001, Dynegy's mechanism for awarding annual bonuses to its executive officers was the Dynegy Inc. Incentive Compensation Plan. The Incentive Compensation Plan is used to provide incentive payments to all non-union salaried employees of Dynegy. The basis for the payment of annual bonuses under the Incentive Compensation Plan is a combination of attaining certain corporate and/or business unit performance goals recommended and approved by the Board of Directors (i.e., earnings per share, net income, cash-flow, return on capital employed), personal performance and competitiveness with comparable external positions as measured by periodic compensation surveys.

   Long Term Incentive Compensation. In addition to the 2000 Long Term Incentive Plan, in 2001 Dynegy added the 2001 Non-Executive Stock Incentive Plan. Dynegy's long term incentive compensation is based upon grants of market value stock option awards pursuant to the 2000 Long Term Incentive Plan and the 2001 Non-Executive Stock Incentive Plan. Such awards are consistent with the stock option awards made by similarly situated companies in Dynegy's industry who are aggressive in the use of stock option awards as a means of long term compensation and for the express use for retention of critical talent. During 2001, the Options Committee was responsible for approving stock option awards. Stock option grants were awarded to all executive officers of Dynegy during 2001.

   Compensation of Chief Executive Officer; Employment Agreement. Effective upon the completion of the Dynegy/Illinova merger on February 1, 2000, Dynegy entered into a three-year employment agreement with Mr. Watson, pursuant to which Mr. Watson serves as Chairman and Chief Executive Officer of Dynegy. Mr. Watson's employment agreement entitles him to a base salary of $1,500,000, subject to increase at the discretion of the Board of Directors, and the annual opportunity to earn additional bonus amounts, dependent upon certain financial or performance objectives, as a participant in the Incentive Compensation Plan. The employment agreement also contains non-compete provisions in the event of Mr. Watson's termination of employment.

   In determining Mr. Watson's base salary adjustment and annual incentive award for 2001, the Human Resources Committee considered Mr. Watson's efforts in executing Dynegy's long-term business strategy and the financial performance of Dynegy.

   After consideration of these criteria and 2001 corporate performance, the Human Resources Committee approved an annual incentive award of $5,000,000 for Mr. Watson. Mr. Watson's base salary was determined to be competitive and therefore remained at $1,560,000. Under the terms of his employment agreement, Mr. Watson is also eligible to receive, each year during the term of his agreement, stock option grants under the Dynegy 2000 Long Term Incentive Plan with a target range at the 75th percentile of 375% of his base salary. In 2001, Mr. Watson received grants of 162,327 and 847,020 options with an exercise price of $34.65 and $23.85 per share, respectively, reflecting a current competitive market range at the 75th percentile of approximately 900% of his current base salary.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for certain compensation over $1,000,000 paid to Dynegy's Chief Executive Officer and four other most highly compensated executive officers, as reported in this proxy statement. Excluded from the limitation is compensation that is "performance based." For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by shareholders. In general, Dynegy believes that compensation relating to options granted under its 2000 Long Term Incentive Plan should be excluded from the $1,000,000 limitation. Compensation relating to Dynegy's Incentive Compensation Plan does not currently qualify for exclusion from limitation, given the discretion that is provided to the Human Resources Committee under such plans in determining the actual amount of such awards. The Committee believes that maintaining the discretion to evaluate the performance of Dynegy's management is an important part of its responsibilities and inures to the benefit of Dynegy's shareholders. The Human Resources Committee, however, will continue to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

   All amounts paid or accrued during fiscal year 2001 under the above-described plans and programs are included in the preceding tables. The individuals who served as members of the Human Resources Committee or the Options Committee and participated in the deliberations concerning compensation reported for 2001 are listed below. No such member of the Human Resources Committee or Options Committee was an officer or employee of Dynegy or any of its subsidiaries during 2001.

Human Resources Committee

   Sheli Z. Rosenberg (chairwoman)
   Charles E. Bayless
   Michael D. Capellas
   Patricia M. Eckert
   Glenn F. Tilton

Options Committee

   Patricia M. Eckert (chairwoman)
   Charles E. Bayless
   Michael D. Capellas
   Sheli Z. Rosenberg

Shareholder Return Performance Presentation

   The performance graph shown on the following page was prepared by Standard & Poor's IMS (Institutional Market Services), a division of McGraw-Hill, Inc., using data from the Standard & Poor's IMS Database for use in this proxy statement. As required by applicable rules of the SEC, the graph was prepared based upon the following assumptions:

  1. One hundred dollars ($100) was invested in Dynegy Class A common stock, the S&P 500, the New Peer Group (as defined below) and the Old Peer Group (as defined below) on December 31, 1996.

  2. The returns of each component company in the New Peer Group and Old Peer Group are weighed based on the market capitalization of such company at the beginning of the measurement period.

  3. Dividends are reinvested on the ex-dividend dates.

   Dynegy's peer group for the fiscal year ended December 31, 2001 (the "New Peer Group") is comprised of Dominion Resources Inc., Duke Energy Corporation, El Paso Corporation, Mirant Corporation, Reliant Energy, Incorporated, Reliant Resources, Inc., Aquila Inc. and The Williams Companies, Inc. Dynegy's peer group for the fiscal year ended December 31, 2000 was comprised of a weighted index of eight energy services companies: The AES Corp, Calpine Corporation, Duke Energy Corporation, El Paso Corporation, Enron Corp., Reliant Energy, Incorporated, The Williams Companies, Inc. and Mirant Corporation; seven utilities: Ameren, Allete Company, Dominion Resources Inc., Nstar Company, Southern Company, Inc., Vectren and WPS Resources Corp.; and two midstream gas and natural gas liquids companies: Mitchell Energy & Development Corporation and Western Gas Resources Inc. The results were weighted 70% energy services group, 15% utilities group and 15% midstream group.

   Dynegy believes the New Peer Group more accurately reflects its industry peers based on size and business focus. The New Peer Group also accounts for industry consolidations or eliminations.

                              [Chart appears here]

                           TOTAL SHAREHOLDER RETURNS

                             (Dividends Reinvested)

                                                   ANNUAL PERFORMANCE
                                                Year Ending December 31,
                                         ---------------------------------------
           Company Name/Index            1996  1997   1998   1999   2000   2001
           ------------------            ---- ------ ------ ------ ------ ------
Dynegy Inc.............................. $100  75.48  47.35 105.53 337.93 154.84
S&P 500 Index........................... $100 133.36 171.48 207.56 188.66 166.24
New Peer Group.......................... $100 130.65 154.04 135.64 231.59 180.98
Old Peer Group.......................... $100 128.85 137.94 170.46 322.31 191.17

                                  PROPOSAL 2

             APPROVAL OF DYNEGY INC. 2002 LONG TERM INCENTIVE PLAN

   The affirmative vote of the holders of a majority of the Class A common stock and the Class B common stock, represented in person or by proxy, and entitled to vote, voting together as a single class, is required to approve the Dynegy Inc. 2002 Long Term Incentive Plan (the "2002 Plan"). Under Illinois law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining shares represented in person or by proxy on the matter.

   The Board of Directors believes approval of the Dynegy Inc. 2002 Long Term Incentive Plan, in the form attached to this proxy statement as Appendix A, is in the best interests of Dynegy and recommends that shareholders vote "FOR" the Dynegy Inc. 2002 Long Term Incentive Plan.

   The 2002 Plan is a broad-based incentive plan that provides for granting incentive stock options, stock options that do not constitute incentive stock options, restricted stock awards, performance awards and phantom stock awards.

   The Board of Directors unanimously adopted the 2002 Plan on March 15, 2002, subject to shareholder approval at the annual meeting. On that date, the Board of Directors also amended the Company's 2000 Long Term Incentive Plan (the "2000 Plan") so that, effective as of the date of the annual meeting, no further stock options will automatically be granted to non-employee directors under the 2000 Plan. If the 2002 Plan is not approved by shareholders at the annual meeting, then no awards will be granted under the 2002 Plan and the amendment to the 2000 Plan will be void and of no effect.

   The 2002 Plan is designed to enable Dynegy and its affiliates to better attract able directors, employees and consultants and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of Dynegy and its affiliates rest, and whose present and potential contributions to Dynegy and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of Dynegy and its affiliates. A further purpose of the 2002 Plan is to provide these individuals with additional incentive and reward opportunities designed to enhance Dynegy's profitable growth. Accordingly, the 2002 Plan provides for the following:

  . discretionary grants to employees of Dynegy and its subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), ("Incentive Stock Options"); and

  . discretionary grants to directors of Dynegy and to employees and consultants of Dynegy and its affiliates of (a) stock options that do not constitute Incentive Stock Options ("Non-statutory Stock Options"),
     (b) shares of Class A common stock that are subject to restrictions on disposition and forfeiture to Dynegy under certain circumstances ("Restricted Stock"), (c) shares of Class A common stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures ("Performance Awards"), and (d) shares of Class A common stock, cash payments or a combination thereof which vest over a period of time ("Phantom Stock Awards").

   Set forth below is a summary of the terms of the 2002 Plan. This summary is qualified in its entirety by reference to the full text of the 2002 Plan, which is attached to this proxy statement as Appendix A.

Number of Shares Subject to the 2002 Plan and Award Limits

   The aggregate maximum number of shares of Class A common stock that may be issued under the 2002 Plan will be 10,000,000 shares, and no more than 2,500,000 shares of Class A common stock may be utilized for Restricted Stock awards and Performance Awards during the term of the 2002 Plan. The maximum number of shares of Class A common stock that may be subject to Options, Restricted Stock awards and Performance

Awards denominated in shares of Class A common stock granted to any one individual during any calendar year may not exceed 1,500,000 shares of Class A common stock. Each of the limitations described in the preceding sentences may be adjusted upon a reorganization, stock split, recapitalization or other change in Dynegy's capital structure. The maximum amount of compensation that may be paid under all Performance Awards under the 2002 Plan that are denominated in cash (including the fair market value of any shares of Class A common stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a Performance Award will be paid no later than 10 years after the date of grant of such Performance Award.

Administration

   The 2002 Plan will be administered by a committee (the "Committee") of, and appointed by, the Board of Directors that will be comprised solely of two or more non-employee directors who also qualify as "outside directors" (within the meaning assigned to such term under Section 162(m) of the Code). The Board of Directors has appointed the Options Committee to initially administer the 2002 Plan.

   The Committee will have full authority, subject to the terms of the 2002 Plan, to establish rules and regulations for the proper administration of the 2002 Plan, to select the employees, consultants and directors to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual's duties and present and potential contributions to Dynegy's success.

Eligibility

   All directors of Dynegy, and all employees and consultants of Dynegy and its affiliates, are eligible to participate in the 2002 Plan. The selection of those employees, consultants and directors, from among those eligible, who will receive Incentive Stock Options, Non-statutory Stock Options, Restricted Stock awards, Performance Awards, Phantom Stock Awards or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to employees of Dynegy and its subsidiary corporations. As of February 28, 2002, approximately 4,270 individuals were potentially eligible to participate in the 2002 Plan.

Term of 2002 Plan

   The 2002 Plan will be effective as of March 15, 2002, the date of its adoption by the Board of Directors, provided the 2002 Plan is timely approved by Dynegy's shareholders. No further awards may be granted under the 2002 Plan after March 14, 2012, and the 2002 Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board of Directors in its discretion may terminate the 2002 Plan at any time with respect to any shares of Class A common stock for which awards have not theretofore been granted.

Stock Options

   Term of Option. The term of each option will be as specified by the Committee at the date of grant (but not more than ten years). The effect of the termination of an optionee's employment, consulting relationship or membership on the Board of Directors will be specified in the option contract that evidences each option grant.

   Option Price. The option price will be determined by the Committee and will be no less than the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the Class A common stock, the Committee may not, without the approval of Dynegy's shareholders, amend any outstanding option contract that evidences an option grant to lower the option price.

   Special Rules for Certain Shareholders. If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of Dynegy or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

   Size of Grant. Subject to the limitations described above under the section "Number of Shares Subject to the 2002 Plan and Award Limits," the number of shares for which an option is granted to an employee, consultant or director will be determined by the Committee.

   Status of Options. The status of each option granted to an employee as either an Incentive Stock Option or a Non-statutory Stock Option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-statutory Stock Options. All options granted to consultants and non-employee directors will be Non-statutory Stock Options.

   Payment. The option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Class A common stock owned by the optionee, or by a combination of cash and Class A common stock. Additionally, stock appreciation rights may be granted to optionees in conjunction with stock options granted under the 2002 Plan. Stock appreciation rights give the holder, among other things, the right to a payment in cash, Class A common stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of the Class A common stock on the exercise date over the option exercise price. The 2002 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

   Option Agreement. All options will be evidenced by a written contract containing provisions consistent with the 2002 Plan and such other provisions as the Committee deems appropriate.

   Transferability. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee's lifetime only by the employee or his or her guardian or legal representative. A Non-statutory Stock Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee.

Restricted Stock

   Transfer Restrictions and Forfeiture Obligations. Pursuant to a Restricted Stock award, shares of Class A common stock will be issued or delivered to the employee, consultant or director at the time the award is made without any payment to Dynegy (other than for any payment amount determined by the Committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to Dynegy as may be determined in the discretion of the Committee. The Committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Class A common stock, (2) Dynegy's earnings per share, (3) the return on capital employed by Dynegy, (4) the return on capital employed by a business unit of Dynegy designated by the Committee, (5) Dynegy's sales, (6) the sales of a business unit of Dynegy designated by the Committee, (7) the net income (before or after taxes) of Dynegy or any business unit of Dynegy designated by the Committee, (8) the cash flow return on investment of Dynegy or any business unit of Dynegy designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of Dynegy or any business unit of Dynegy designated by the Committee, (10) the economic value added, (11) the return on shareholders' equity achieved by Dynegy, or (12) the total shareholders' return achieved by Dynegy, (ii) the holder's continued employment or continued service as a consultant or director with Dynegy and its affiliates for a specified period, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion or (iv) a combination of any of these factors. The performance measures may be made subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of Dynegy or any affiliate, division or department thereof. Upon the issuance of shares of Class A common stock pursuant to a Restricted Stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of a shareholder of Dynegy with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. At the time of such award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock awards, including but not limited to rules pertaining to the effect of the termination of employment or service as a consultant or a director of a recipient of Restricted Stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

   Accelerated Vesting. The Committee may, in its discretion, fully vest any outstanding Restricted Stock award as of a date determined by the Committee, but the Committee may not take any action to vest a Restricted Stock award that has been granted to a covered employee (within the meaning of Section 162(m) of the Code) if such award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

   Other Terms and Conditions. The Committee may establish other terms and conditions for the issuance of Restricted Stock under the 2002 Plan.

Performance Awards

   Performance Period. The Committee may, in its sole discretion, grant Performance Awards under the 2002 Plan that may be paid in cash, Class A common stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee will establish the maximum number of shares of Class A common stock subject to, or the maximum value of, each Performance Award and the performance period over which the performance applicable to the award will be measured. A Performance Award will terminate if the recipient's employment or service as a consultant or director of Dynegy and its affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.

   Performance Measures. The receipt of cash or Class A common stock pursuant to a Performance Award will be contingent upon satisfaction by Dynegy, or any affiliate, division or department thereof, of performance targets established by the Committee either (i) prior to the beginning of the performance period, or (ii) within ninety days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time the targets are established, but not later than the date that 25% of the performance period has elapsed. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon (1) the price of a share of Class A common stock, (2) Dynegy's earnings per share, (3) the return on capital employed by Dynegy, (4) the return on capital employed by a business unit of Dynegy designated by the Committee, (5) Dynegy's sales, (6) the sales of a business unit of Dynegy designated by the Committee, (7) the net income (before or after taxes) of Dynegy or any business unit of Dynegy designated by the Committee, (8) the cash flow return on investment of Dynegy or any business unit of Dynegy designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of Dynegy or any business unit of Dynegy designated by the Committee, (10) the economic value added, (11) the return on shareholders' equity achieved by Dynegy, (12) the total shareholders' return achieved by Dynegy, or (13) a combination of any of the foregoing. The Committee may, in its sole discretion, provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period.

   Payment. Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the Performance Award, not to exceed the maximum number of shares of Class A common stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, Class A common stock or a combination thereof, as determined by the Committee. Such payment may be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Class A common stock is to be paid in cash, then such payment will be based on the fair market value of the Class A common stock on the payment date.

   Other Terms and Conditions. The Committee may establish other terms and conditions for Performance Awards under the 2002 Plan.

Phantom Stock Awards

   General. Phantom Stock Awards under the 2002 Plan are awards of Class A common stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the recipient of a Phantom Stock Award. A Phantom Stock Award will terminate if the recipient's employment or service as a consultant or director of Dynegy and its affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.

   Payment. Payment of a Phantom Stock Award may be made in cash, Class A common stock, or a combination thereof. Payment may be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash will be based on the fair market value of the Class A common stock on the payment date.

   Other Terms and Conditions. The Committee may establish other terms and conditions for Phantom Stock Awards under the 2002 Plan.

Corporate Change and Other Adjustments

   The 2002 Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and cause Dynegy to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). Upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Restricted Stock awards as appropriate to reflect such Corporate Change or fully vest such outstanding Restricted Stock awards and, upon such vesting, all restrictions applicable to such Restricted Stock will terminate. Further, upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Performance Awards or Phantom Stock Awards as appropriate to reflect such Corporate Change, or cancel any of such outstanding awards and cause Dynegy to make payments in respect thereof in cash, which payments shall be prorated in the event that the applicable performance or vesting period with respect to such awards has not been completed. The 2002 Plan provides that a Corporate Change occurs (i) if Dynegy is dissolved and liquidated, (ii) if Dynegy is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (iii) if Dynegy sells, leases or exchanges all or substantially all of its assets,
(iv) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of Dynegy's voting stock, or (v) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board of Directors.

   The maximum number of shares that may be issued under the 2002 Plan, the maximum number of shares that may be subject to Restricted Stock awards and Performance Awards denominated in shares, and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Class A common stock or other consideration subject to an award under the 2002 Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Class A common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Class A common stock occurring after an award is granted.

Amendments

   The Board of Directors may from time to time amend the 2002 Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant's consent. Further, without the prior approval of Dynegy's shareholders, the Board of Directors may not amend the 2002 Plan to change the class of eligible individuals, increase the number of shares of Class A common stock that may be issued under the 2002 Plan, or amend or delete the provisions of the 2002 Plan that prevent the Committee from amending any outstanding option contract to lower the option price.

United States Federal Income Tax Aspects of the 2002 Plan

   Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, Dynegy would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee's alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

   Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, Dynegy may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

   Non-statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option such as those under the 2002 Plan (whether or not including a stock appreciation right), and Dynegy is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-statutory Stock Option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, Dynegy may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

   Upon a subsequent disposition of the shares received upon exercise of a Non-statutory Stock Option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and Dynegy's tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restriction imposed on officers, directors and 10% shareholders by
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-statutory Stock Option or stock appreciation right.

   Restricted Stock. The recipient of a Restricted Stock award will not realize taxable income at the time of grant, and Dynegy will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of Class A common stock at such time, and, subject to
Section 162(m) of the Code, Dynegy will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by Dynegy. Notwithstanding the foregoing, the holder of a Restricted Stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock award based on the fair market value of the shares of Class A common stock on the date of the award, in which case (a) subject to Section 162(m) of the Code, Dynegy will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by Dynegy, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock award and is irrevocable.

   Performance Awards and Phantom Stock Awards. An individual who has been granted a Performance Award or a Phantom Stock Award generally will not realize taxable income at the time of grant, and Dynegy will not be entitled to a deduction at that time. Whether a Performance Award or Phantom Stock Award is paid in cash or shares of Class A common stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, Dynegy will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Class A common stock either at the time the Performance Award or the Phantom Stock Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award or a Phantom Stock Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by Dynegy.

   Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, Dynegy's ability to deduct compensation income generated in connection with the exercise of stock options granted by the Committee under the 2002 Plan should not be limited by Section 162(m) of the Code. Further, Dynegy believes that compensation income generated in connection with Performance Awards granted by the Committee under the 2002 Plan should not be limited by Section 162(m) of the Code. The 2002 Plan has been designed to provide flexibility with respect to whether Restricted Stock awards granted by the Committee will qualify as performance-based compensation under
Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code, if the lapse of the forfeiture restrictions relating to a Restricted Stock award granted by the Committee is based solely upon the satisfaction of one of the performance criteria set forth in the 2002 Plan, then Dynegy believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the Restricted Stock becomes vested. However, compensation expense deductions relating to Restricted Stock awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued service with Dynegy). Compensation income generated in connection with Phantom Stock Awards under the 2002 Plan will be subject to the Section 162(m) deduction limitation.

   The 2002 Plan is not qualified under Section 401(a) of the Code.

   The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the 2002 Plan. No consideration has been given to the effects of state, local or other tax laws on the 2002 Plan or award recipients.

Initial Grants

   The awards to be received by participants under the 2002 Plan are not currently determinable.

Inapplicability of ERISA

   Based upon current law and published interpretations, Dynegy does not believe that the 2002 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                                  PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors, upon recommendation of the Audit and Compliance Committee, has appointed the firm of PricewaterhouseCoopers LLP as independent auditors of Dynegy for the fiscal year ending December 31, 2002 and recommends ratification by the shareholders of such appointment. Such ratification requires the affirmative vote of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote at the annual meeting. Under Illinois law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining shares represented in person or by proxy on the matter. The persons named in the accompanying proxy card intend to vote for ratification of such appointment unless instructed otherwise on the proxy card.

   Although there is no requirement that Dynegy submit the appointment of independent auditors to shareholders for ratification or that such auditors be terminated if such ratification fails, if the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of PricewaterhouseCoopers LLP as Dynegy's independent auditors without the approval of the shareholders of Dynegy whenever the Board of Directors deems such termination necessary or appropriate.

   Arthur Andersen LLP served as Dynegy's independent auditors for 2001. Representatives of PricewaterhouseCoopers LLP and Arthur Andersen LLP are expected to attend the annual meeting and will be available to respond to appropriate questions. Such representatives also will have the opportunity to make a statement if desired.

   The Board of Directors recommends that shareholders vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as Dynegy's independent auditors.

             INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

   The Audit and Compliance Committee annually considers and recommends to the Board of Directors the selection of Dynegy's independent public accountants. As recommended by the Audit and Compliance Committee, the Board of Directors on March 15, 2002 decided to no longer engage Arthur Andersen LLP as Dynegy's independent public accountants and engaged PricewaterhouseCoopers LLP to serve as Dynegy's independent public accountants for 2002. The appointment of PricewaterhouseCoopers LLP is subject to ratification by Dynegy's shareholders at the annual meeting.

   Arthur Andersen's reports on Dynegy's consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

   During Dynegy's two most recent fiscal years and through March 19, 2002 (the date Dynegy filed a Current Report on Form 8-K disclosing its decision to no longer engage Arthur Andersen), there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Dynegy's consolidated financial statements for such years; there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K; and Dynegy did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Dynegy's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

                             SHAREHOLDER PROPOSALS

   Under the rules of the SEC, if a shareholder wants Dynegy to include a proposal in its proxy statement and form of proxy for presentation at Dynegy's 2003 Annual Meeting of Shareholders, the proposal must be received by Dynegy's Secretary at the address indicated on the first page of this proxy statement by December 10, 2002.

   Under Dynegy's Bylaws, and as permitted by the rules of the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. The procedures provide that nominations for director and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to Dynegy's Secretary at the address indicated on the first page of this proxy statement. Dynegy must receive the notice of your intention to introduce a nomination or proposed item of business at Dynegy's 2003 Annual Meeting of Shareholders:

  . not later than the close of business on February 16, 2003 nor earlier than the close of business on January 17, 2003, if the 2003 annual meeting of shareholders is held within 30 days before or 60 days following the anniversary date (May 17, 2003) of this year's meeting; or

  . not earlier than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting or the tenth day following public announcement of the meeting date, if the 2003 annual meeting of shareholders is not held within 30 days before or 60 days following the anniversary date (May 17, 2003) of this year's meeting.

   Dynegy's annual meeting of shareholders is generally held on the third Friday of May. Assuming Dynegy's 2003 Annual Meeting of Shareholders is held on schedule, Dynegy must receive notice of your intention to introduce a nomination or other item of business at that meeting by the dates specified in the first bullet point above. Dynegy's Bylaws specify the information that must be contained in a shareholder's notice for director nominees or an item of business to be introduced at an annual meeting of shareholders. Please read Dynegy's Bylaws for additional information regarding shareholder proposals.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy card will be voted in accordance with the judgment of the persons named in the proxy card.

                                          By Order of the Board of Directors,

                                          /s/ Keith R. Fullenweider
                                          Keith R. Fullenweider
                                          Senior Vice President, Deputy
                                           General Counsel
                                          and Secretary

April 9, 2002

                                                                     APPENDIX A

                   DYNEGY INC. 2002 LONG TERM INCENTIVE PLAN

                                  I. PURPOSE

   The purpose of the DYNEGY INC. 2002 LONG TERM INCENTIVE PLAN (the "Plan") is to provide a means through which DYNEGY INC., an Illinois corporation (the "Company"), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.

                                II. DEFINITIONS

   The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

   (a) "Affiliate" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

   (b) "Award" means, individually or collectively, any Option, Restricted Stock Award, Performance Award or Phantom Stock Award.

   (c) "Board" means the Board of Directors of the Company.

   (d) "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

   (e) "Committee" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

   (f) "Common Stock" means the Class A common stock, no par value per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XI.

   (g) "Company" means Dynegy Inc., an Illinois corporation.

   (h) "Consultant" means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

   (i) "Corporate Change" shall have the meaning assigned to such term in Paragraph XI(c) of the Plan.

   (j) "Director" means an individual who is a member of the Board.

   (k) An "employee" means any person in an employment relationship with the Company or any Affiliate.

   (l) "Fair Market Value" means, as of any specified date, the closing sales price of the Common Stock reported on the stock exchange composite tape on that date (or such other reporting service approved by the

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Committee), or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

   (m) "Incentive Stock Option" means an incentive stock option within the meaning of section 422 of the Code.

   (n) "1934 Act" means the Securities Exchange Act of 1934, as amended.

   (o) "Option" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

   (p) "Option Agreement" means a written agreement between the Company and a Participant with respect to an Option.

   (q) "Participant" means an employee, Consultant, or Director who has been granted an Award.

   (r) "Performance Award" means an Award granted under Paragraph IX of the Plan.

   (s) "Performance Award Agreement" means a written agreement between the Company and a Participant with respect to a Performance Award.

   (t) "Phantom Stock Award" means an Award granted under Paragraph X of the
Plan.

   (u) "Phantom Stock Award Agreement" means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

   (v) "Plan" means the Dynegy Inc. 2002 Long Term Incentive Plan, as amended from time to time.

   (w) "Restricted Stock Agreement" means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

   (x) "Restricted Stock Award" means an Award granted under Paragraph VIII of the Plan.

   (y) "Rule 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

   (z) "Stock Appreciation Right" shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

                 III. EFFECTIVE DATE AND DURATION OF THE PLAN

   The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no Option shall be exercisable and no Performance Award, Phantom Stock Award or Restricted Stock Award shall vest or become satisfiable prior to such stockholder approval. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards and Phantom Stock Awards have been satisfied or expired.

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                              IV. ADMINISTRATION

   (a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined in Rule 16b-3).

   (b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option or Restricted Stock Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant.

   (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

         V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

   (a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 10,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award denominated in shares of Common Stock is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, (1) the maximum number of shares of Common Stock that may be subject to Restricted Stock Awards and Performance Awards denominated in shares of Common Stock is 2,500,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding), (2) the maximum number of shares of Common Stock that may be subject to Options, Restricted Stock Awards and Performance Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,500,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding), and (3) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in clauses (2) and (3) of the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

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   (b) Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

   (c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

                                VI. ELIGIBILITY

   Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, or any combination thereof.

                              VII. STOCK OPTIONS

   (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

   (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

   (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

   (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a

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number of shares of Common Stock (plus cash if necessary) having a Fair Market
Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

   (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XI, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

   (f) Restrictions on Repricing of Options. Except as provided in Paragraph XI, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price.

   (g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant's name.

   (h) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

                         VIII. RESTRICTED STOCK AWARDS

   (a) Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the return on capital employed by the Company, (4) the return on capital employed by a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added,

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(11) the return on stockholders' equity achieved by the Company, or (12) the total stockholders' return achieved by the Company, (ii) the Participant's continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

   (b) Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

   (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

   (d) Committee's Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a "covered employee" (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

   (e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

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                            IX. PERFORMANCE AWARDS

   (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

   (b) Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or
(ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the return on capital employed by the Company, (4) the return on capital employed by a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders' equity achieved by the Company, (12) the total stockholders' return achieved by the Company, or (13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

   (c) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant's Performance Award during the performance period.

   (d) Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date.

   (e) Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

   (f) Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

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                            X. PHANTOM STOCK AWARDS

   (a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

   (b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

   (c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

   (d) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

   (e) Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

   (f) Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

                    XI. RECAPITALIZATION OR REORGANIZATION

   (a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

   (b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be

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proportionately increased. Any fractional share resulting from such adjustment shall be rounded down to the next whole share.

   (c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by
Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or
(v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

   (d) Change of Control Value. For the purposes of clause (2) in Subparagraph
(c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

   (e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XI, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XI, the aggregate number of shares available under the Plan, the maximum number of shares that may be subject to Restricted Stock Awards and Performance Awards denominated in shares, and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

   (f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

   (g) No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                  XII. AMENDMENT AND TERMINATION OF THE PLAN

   The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

                              XIII. MISCELLANEOUS

   (a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award or a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

   (b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

   (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

   (d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

   (e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

   (f) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

               DIRECTIONS TO THE ANNUAL MEETING OF SHAREHOLDERS

                      FROM INTERCONTINENTAL AIRPORT AREA

                                  Dynegy Inc.
                                  71st Floor
                         The Wells Fargo Bank Building
                                1000 Louisiana
                             Houston, Texas 77002
                                (713) 507-6400

  .  Take I-45 North approximately 12 miles to downtown.

  .  Exit McKinney Street, Exit 47C.

  . Continue on McKinney Street for approximately 0.4 miles and turn left on Travis Street.

  . Enter the McKinney Garage, 930 Main Street (ph. 713-571-6300), on the right just past the corner of McKinney Street and Travis Street.

  . The Wells Fargo Bank Building is located two blocks north of the McKinney Garage at the corner of McKinney Street and Louisiana Street.

                         PROXY - CLASS A COMMON STOCK

                                  DYNEGY INC.
                 1000 LOUISIANA, SUITE 5800, HOUSTON, TX  77002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNEGY INC.

  The undersigned hereby appoints C.L. Watson, Kenneth E. Randolph and Robert D. Doty, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Class A common stock of Dynegy Inc. held of record by the undersigned on March 26, 2002 at the Annual Meeting of Shareholders to be held at Dynegy's Headquarters, The Wells Fargo Bank Building, 1000 Louisiana, 71st Floor, Houston, TX 77002 at 10:00 A.M., local time, on Friday, May 17, 2002, or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND, WITH RESPECT TO PROPOSAL 1, THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO CUMULATE VOTES IN THEIR DISCRETION. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                          (CONTINUED ON REVERSE SIDE)

--------------------------------------------------------------------------------
                           *  FOLD AND DETACH HERE  *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.                                       Please mark       [X]
                                                                                                         your votes as
                                                                                                         indicated in
                                                                                                         this example
1.  Election of Directors

Insert your vote for nominees named below in the designated space provided. Directors may be elected by cumulative voting. If you choose cumulative voting for directors you MAY NOT use Internet or telephone voting, instead you MUST vote by returning this proxy card in the envelope provided. You may vote the number of shares owned or controlled by you multiplied by eleven. This number of votes may be cast for any one nominee or may be distributed between nominees as you wish. Shareholders may withhold authority to vote for any nominee by entering zero in the space following the nominee's name.

Nominees - Class A common stock               Votes                    FOR all nominees                         WITHHOLD
1.   C.L. Watson               ____________________              listed to the left, cumulative                 AUTHORITY
2.   Stephen W. Bergstrom      ____________________               votes to be divided equally            for all eleven nominees
3.   Charles E. Bayless        ____________________                  between the nominees                         [   ]
4.   Michael D. Capellas       ____________________                          [   ]
5.   Daniel L. Dienstbier      ____________________
6.   Patricia M. Eckert        ____________________
7.   Jerry L. Johnson          ____________________
8.   H. John Riley, Jr.        ____________________
9.   Sheli Z. Rosenberg        ____________________
10.  Joe J. Stewart            ____________________
11.  J. Otis Winters           ____________________

Note: The total number of votes you cast in the election of the directors should not exceed the number of shares shown above times eleven.

2.  Proposal to approve Dynegy Inc.                                  FOR                 AGAINST               ABSTAIN
    2002 Long Term Incentive Plan.                                  [   ]                 [   ]                 [   ]

3.  Proposal to ratify the appointment of                           [   ]                 [   ]                 [   ]
    PricewaterhouseCoopers LLP as independent
    auditors for Dynegy for the fiscal
    year ending December 31, 2002.

4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
                                                                                      Yes
                                                I PLAN TO ATTEND THE MEETING          [  ]

IN THE FUTURE, WOULD YOU CONSENT TO ACCESSING YOUR ANNUAL REPORT AND                  Yes
PROXY STATEMENT ELECTRONICALLY VIA THE INTERNET?                                      [  ]

SIGNATURE______________________________                SIGNATURE_______________________________          DATE_______________
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

------------------------------------------------------------------------------------------------------------------------------------

                                                    *  FOLD AND DETACH HERE  *

                                               VOTE BY INTERNET OR TELEPHONE OR MAIL
                                                   24 HOURS A DAY, 7 DAYS A WEEK

                       INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME ON MAY 16, 2002.

      YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED,
                  SIGNED AND RETURNED YOUR PROXY CARD.

              INTERNET                                         TELEPHONE                               MAIL
HTTP://WWW.EPROXY.COM/DYN                                    1-800-435-6710
Use the Internet to vote your proxy.                 Use any touch-tone telephone to              Mark, sign and date
Have your proxy card in hand when you                vote your proxy.  Have your                    your proxy card
access the web site.  You will be            OR      proxy card in hand when you call.   OR               and
prompted to enter your control number,               You will be prompted to enter                   return it in
located in the box below, to create                  your control number, located in            the enclosed postage-paid
and submit an electronic ballot.                     the box below, and then follow                    envelope.
                                                     the directions given.

                                    IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO
                                              NOT NEED TO MAIL BACK YOUR PROXY CARD.

If you choose cumulative voting for directors you MAY NOT use Internet or telephone voting, instead you MUST vote by returning this proxy card in the envelope provided.

                         PROXY - CLASS B COMMON STOCK

                                  DYNEGY INC.
                 1000 LOUISIANA, SUITE 5800, HOUSTON, TX  77002

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DYNEGY INC.

  The undersigned hereby appoints C.L. Watson, Kenneth E. Randolph and Robert D. Doty, Jr., and each of them, as proxies, each with the power to appoint his substitute and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the shares of Class B Common Stock of Dynegy Inc. held of record by the undersigned on March 26, 2002 at the Annual Meeting of Shareholders to be held at Dynegy's Headquarters, The Wells Fargo Bank Building, 1000 Louisiana, 71st Floor, Houston, TX 77002 at 10:00 A.M., local time, on Friday, May 17, 2002, or any adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDESIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                          (CONTINUED ON REVERSE SIDE)

--------------------------------------------------------------------------------

                           *  FOLD AND DETACH HERE  *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.                               Please mark       [X]
                                                                                                 your votes as
                                                                                                 indicated in
                                                                                                 this example

1.  Election of Directors

                                                 WITHHOLD                 Nominees - Class B Common Stock
                                                 AUTHORITY                (Instructions: To withhold authority for any individual
      FOR all nominees                       for all nominees             nominee, strike a line through the nominee's name below)
    listed to the right.                   listed to the right            1.   Darald W. Callahan
          [  ]                                    [  ]                    2.   Glenn F. Tilton
                                                                          3.   John S. Watson

2.  Proposal to approve Dynegy Inc.                              FOR                 AGAINST               ABSTAIN
    2002 Long Term Incentive Plan.                              [   ]                 [   ]                 [   ]

3.  Proposal to ratify the appointment of                       [   ]                 [   ]                 [   ]
    PricewaterhouseCoopers LLP as independent
    auditors for Dynegy for the fiscal
    year ending December 31, 2002.

4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
                                                                                                  Yes
                                                             I PLAN TO ATTEND THE MEETING         [ ]

SIGNATURE_____________________________________________ SIGNATURE________________________________________ DATE______________________

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.